Exhibit 10.18



                       FIRST AMENDMENT TO CREDIT AGREEMENT


            This FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), made and entered into as of December 27, 1994, is by and between Piper Jaffray Inc., a Delaware corporation (the "Company"), and First Bank National Association, a national banking association (the "Bank").

                                    RECITALS

                  1. The Bank and the Company entered into a Credit Agreement dated as of November 23, 1994 (the "Credit Agreement"); and

                  2. The Bank and the Company desire to amend certain provisions of the Credit Agreement subject to the terms and conditions set forth in this Amendment.

                                    AGREEMENT

            NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

            Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

            Section 2. Amendments. The Credit Agreement is hereby amended as follows:

            (a) Section 5.1(d) of the Credit Agreement is hereby amended in its entirety as follows:

                  5.1(d) As soon as practicable and in any event within 30 days after the end of each fiscal month, a certificate, substantially in the form of Exhibit E hereto, signed by the chief financial officer of the Company demonstrating in reasonable detail compliance (or noncompliance, as the case may be) with Sections 5.12, 5.13, 6.8 and 7.1(s) as at the end of such month and stating that as at the end of such month there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

            (b) The Credit Agreement is hereby further amended by adding Exhibit E in the form attached hereto.

            Section 3. Effectiveness of Amendment. This Amendment shall become effective upon its execution and delivery by the Company and the Bank.

            Section 4. Representations; No Default. The Company hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Credit Agreement, and (b) there will exist no Default or Event of Default under the Credit Agreement as amended by this Amendment. The Company represents and warrants that the Company has the power and legal right and authority to enter into this Amendment.

            Section 5. Affirmation, Further References. The Bank and the Company each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment.

            Section 6. Legal Expenses. The Company agrees to reimburse the Bank, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses of counsel for the Bank) incurred in connection with the negotiation, preparation and execution of this Amendment and all other documents negotiated, prepared and executed in connection with this Amendment.

            Section 7. Counterparts. This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and either party to the Amendment may execute any such agreement by executing a counterpart of such Agreement.

            Section 8. Governing Law. This Amendment shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of law principles thereof, but giving effect to federal laws applicable to national banks, their holding companies and their affiliates.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

COMPANY:                            PIPER JAFFRAY INC.


                                    By: /s/ Deborah K. Roesler

                                    Title: Treasurer



BANK:                         FIRST BANK NATIONAL ASSOCIATION


                                    By:  /s/ Jose A. Peris

                                    Title: Vice President

                                                                       EXHIBIT E
                                                             TO CREDIT AGREEMENT

                             COMPLIANCE CERTIFICATE

      Pursuant to Section 5.1(d) of the Credit Agreement dated as of November 23, 1994 (as the same may be amended from time to time, the "Credit Agreement"), the undersigned, the Chief Financial Officer of Piper Jaffray Inc. (the "Company") certifies to First Bank National Association ("Bank") as follows:

      1. The financial statements of Company attached hereto for the period ending _________________, 19____ (the "Financial Statements") have been prepared in accordance with GAAP (as such term and other terms used herein and not otherwise defined herein are defined in the Credit Agreement) applied on a consistent basis subject only to year-end adjustments which, in the aggregate, are not materially adverse.

      2. The representations and warranties contained in Article IV of the Credit Agreement are true and correct as of the date hereof.

      3. As of __________________, 19____, (the "Reporting Date") no Default or
Event of Default has occurred and is continuing [except (describe here any Default or Event of Default and the action which the undersigned proposes to take with respect thereto.)]
================================================================
================================================================

      4. Net Capital (Section 5.12). As of the Reporting Date, the required Net Capital was not less than 10% of Aggregate Debit Items and the actual Net Capital was ____% of Aggregate Debt Items.

      5. Leverage Ratio (Section 5.13). As of the Reporting Date, Total Assets were $_______________ and Tangible Net Worth of the Company was $_________________, the required maximum Leverage Ratio was 5.0 to 1.0, and the actual Leverage Ratio was _____ to 1.0, as required to be computed in accordance with the Credit Agreement.

      6. Tangible Net Worth (Section 6.8). As of the Reporting Date, the required Minimum Tangible Net Worth of the Company was $100,000,000, and the actual Tangible Net Worth of the Company was $_______________, as required to be computed in accordance with the Credit Agreement.

      7. Tangible Net Worth of Parent (Section 7.1(s). As of the Reporting Date, the required Minimum Tangible Net Worth of the Parent was $125,000,000 and the actual Tangible Net Worth of the Parent was $-----------------.


                                          PIPER JAFFRAY INC.


                                          By: _________________________
                                               Its Chief Financial Officer